Exhibit 99.1

HYLIION HOLDINGS REPORTS FOURTH-QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS

AUSTIN, Texas, February 24, 2026 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of modular power plant technology, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided key updates on the development of the KARNO™ generator platform.

Key Business Highlights

•On track to deliver initial KARNO units to customer sites and military applications in 2026, with plans to commercialize by year end
•Operating five KARNO units at Hyliion’s facility, supporting continuous validation, customer operations, and military testing
•Expecting to secure $40 million to $50 million of follow-on U.S. military contracts in 2026
•Entering 2026 with strong demand across military and data center markets, including nearly 500 KARNO Cores under non-binding letters of intent
•Entered into a strategic partnership with ABM Industries in early 2026 to jointly deliver integrated distributed energy solutions to commercial and industrial customers
•Advanced UL certification, successfully completing testing of the linear electric motor and battery pack, with full Power Module certification expected next quarter
•Demonstrated 175 kilowatts of power generation during testing, with full 200 kilowatt design power rating expected by commercialization in late 2026
•Completed mission-representative U.S. Navy load profile testing on a Navy-owned KARNO asset, validating performance under demanding operating conditions
•Successfully operated a KARNO Core on diesel fuel, exporting power to the grid while meeting Tier 4 Final emissions requirements without exhaust aftertreatment
•Recorded revenue of $0.7 million for the fourth quarter and $3.5 million for the full year, all from research and development services
•Ended the quarter with $152 million in cash and investments, with year-end 2026 balance expected to be approximately $100 million

Executive Commentary

“2025 was an important year of advancing product development and completing initial customer units for the U.S. Navy. We closed the year with the KARNO Power Module delivering the power levels that our early adopter customers need,” said Thomas Healy, Founder and CEO of Hyliion. “This accomplishment gives us confidence as we enter 2026, where our focus shifts to completing all early adopter customer deliveries, expanding business development opportunities and reaching commercialization by the end of the year.”

Product Performance and Readiness

During the fourth quarter, Hyliion continued to advance the KARNO Power Module through a series of performance, durability, and validation milestones that demonstrate increasing progress towards commercial deployment. Currently, the company has five KARNO units operating in Ohio and these units are meeting the functional requirements of early adopter customers, after recent enhancements in power output, reliability, and fuel flexibility.

Exhibit 99.1
Hyliion made meaningful progress advancing KARNO Power Module certification readiness during the quarter by successfully completing UL certification testing for both the linear electric motor and the battery pack. Initial UL testing of the full Power Module has also been completed, with final certification expected in the second quarter of 2026. Completion of UL certification represents a key milestone enabling broader site deployments for early adopter customers and supports planned commercialization late this year.

Hyliion successfully demonstrated 175 kW of power generation during testing, reflecting ongoing progress toward the KARNO Power Module’s full 200 kW design power rating. Testing conducted during the quarter demonstrated the system’s ability to deliver stable power across a wide range of operating conditions while maintaining low emissions and high efficiency. This included successfully demonstrating a mission-representative Navy load profile on a Navy-owned KARNO asset. The system managed rapid load changes and sustained performance under high stress operating conditions, reinforcing its suitability for shipboard and defense use. These results build on prior validation work and support the company’s confidence in the core architecture as it progresses toward further deployments and commercialization.

Fuel flexibility remains a central differentiator of the KARNO platform. During the fourth quarter, Hyliion successfully completed diesel fuel operation on the full KARNO Core system. The system exported power to the grid while meeting Tier 4 Final emissions requirements without the use of exhaust after‑treatment systems, validating the KARNO platform’s ability to operate efficiently on liquid fuels in addition to previously demonstrated gaseous fuels. In addition, the company successfully demonstrated dynamic fuel switching under load, with the system seamlessly transitioning between fuels without interruption to power output.

KARNO Commercial Updates

The company recently deployed another early adopter unit at its Ohio facility for further testing and evaluation, adding to the two military deployments completed earlier in 2025. These deployments allow customers to evaluate system performance in a controlled environment while providing Hyliion with valuable real-world operating data ahead of UL certification and site delivery. The company is on track to deliver approximately 10 early adopter units in 2026.

Expanding our reach in the market, Hyliion entered into a strategic partnership with ABM Industries to jointly deliver integrated distributed energy solutions to commercial and industrial customers. The collaboration combines Hyliion’s KARNO Power Module with ABM’s extensive capabilities in site engineering, integration, construction, and 24/7 site management, enabling customers to deploy end-to-end onsite power solutions more efficiently. The partnership is intended to support broader customer adoption by simplifying deployment, reducing integration complexity, and offering flexible commercial models, while allowing Hyliion to remain focused on advancing the KARNO platform.

Looking ahead, Hyliion plans to focus 2026 deployments on prime power, military, and data center customers, leveraging initial assets to support customer showcases and system validation. Planned activities include demonstrating the KARNO Power Module’s compatibility with high‑voltage DC architectures, including an initial 800‑volt DC integration with a data center application. These efforts are intended to highlight the KARNO system’s suitability for next generation data center designs and other high power, space constrained applications.

Within defense markets, Hyliion is seeing growing interest across various branches of the military and anticipates receiving additional military contracts of $40-50 million in 2026 as interest in fuel agnostic, low signature power solutions continues to grow. The company believes

Exhibit 99.1
these opportunities represent a meaningful long-term revenue pathway as military programs progress from evaluation to broader adoption. These additional military opportunities are subject to customary government contracting processes.

Since the introduction of the KARNO Power Module, customer interest has continued to build, with Hyliion having executed non-binding letters of intent representing nearly 500 KARNO Cores across a diverse range of applications. These letters of intent demonstrate growing demand from customers seeking reliable, clean, and fuel-flexible distributed power solutions.

The company continues to advance work under its approximately $20 million contracts with the Office of Naval Research. The first autonomous U.S. Navy vessel designed to be powered by KARNO systems is now undergoing sea trials, marking a major milestone in the Navy’s program, and an initial multi-KARNO Core system installation is planned for 2026. The vessel architecture is designed to accommodate multiple megawatts of KARNO power, illustrating both the scalability and strategic relevance of the technology for defense applications where energy security and reliability are mission critical.

Financial Highlights and Guidance

Hyliion recorded fourth-quarter 2025 revenue of $0.7 million from research and development services related to its contract with the Office of Naval Research. Cost of sales was $0.6 million, resulting in a gross margin gain of $0.1 million for the quarter. In the same period of 2024, the company recorded $1.5 million of R&D revenue and gross margin of $0.1 million.

Operating expenses for the fourth quarter were $15.0 million, compared to $17.2 million in the fourth quarter of 2024. The decrease was driven by lower research and development and SG&A expenses as well as $0.5 million in gains from asset sales related to the company’s Powertrain Exit and Termination activities. The company reported a fourth quarter net loss of $13.2 million compared to $14.4 million in the fourth quarter of 2024.

For the full year 2025, Hyliion recorded $3.5 million in revenue, all from research and development services along with a gross profit of $0.2 million. Operating expenses totaled $65.7 million compared to $64.4 million for all of 2024. Higher expenses are primarily due to increased R&D activity, partly offset by lower SG&A and Powertrain Exit and Termination expenses. The company’s full year net loss was $57.2 million compared to $52.0 million in 2024.

Total cash expenditures were $12.4 million during the fourth quarter, including capital spending of $1.7 million. Full year cash use totaled $67.4 million, including capital spending of $23.7 million, relating to investments in additive printers, facility enhancements, and machining equipment. Hyliion ended the year with $152.4 million in cash and short and long term investments

Looking forward to 2026, the company expects revenue of approximately $10 million related to R&D services and initial sales of generators to commercial customers following commercialization of the 200 kW KARNO Power Module which is expected late in the year. Hyliion expects total cash use during the year to be approximately $50 million, resulting in a year-end 2026 balance of cash and short and long term investments of approximately $100 million. The reduced cash burn forecast compared to 2025 reflects higher revenue, lower capital spending and approximately $10 million of planned equipment financing. Capital expenditures for the year are expected to be primarily used for additive printer and facility investments. The

Exhibit 99.1
company continues to believe that its current capital position is sufficient to fund operations through product commercialization.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The company’s primary focus is to provide modular power plants that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with locally deployable KARNO Power Module that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO Power Module is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026 for the year ended December 31, 2025. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and

Exhibit 99.1
projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenues
Research and development services	$712	$1,509	$3,475	$1,509
Total revenues	712	1,509	3,475	1,509
Cost of revenues
Research and development services	638	1,415	3,305	1,415
Total cost of revenues	638	1,415	3,305	1,415
Gross profit	74	94	170	94
Operating expenses
Research and development	9,964	11,263	42,467	37,004
Selling, general and administrative	5,529	5,880	22,757	24,382
Exit and termination (benefits) costs	(508)	61	499	3,007
Total operating expenses	14,985	17,204	65,723	64,393
Loss from operations	(14,911)	(17,110)	(65,553)	(64,299)
Interest income	1,714	2,712	8,351	12,216
Gain on disposal of assets	14	—	14	3
Other income, net	—	—	—	32
Net loss	$(13,183)	$(14,398)	$(57,188)	$(52,048)

Net loss per share, basic and diluted	$(0.07)	$(0.08)	$(0.33)	$(0.30)

Weighted-average shares outstanding, basic and diluted	176,376,353	173,764,148	175,426,635	174,915,487

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$22,938	$9,227
Accounts receivable, net	489	1,923
Prepaid expenses and other current assets	4,597	6,401
Short-term investments	69,427	110,918
Assets held for sale	1,181	2,563
Total current assets	98,632	131,032

Property and equipment, net	40,461	25,920
Operating lease right-of-use assets	3,468	5,431
Other assets	1,004	1,079
Long-term investments	59,994	99,584
Total assets	$203,559	$263,046

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,142	$5,243
Current portion of operating lease liabilities	2,726	2,426
Accrued expenses and other current liabilities	3,995	6,622
Total current liabilities	9,863	14,291

Operating lease liabilities, net of current portion	1,646	4,366
Other liabilities	41	—
Total liabilities	11,550	18,657

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 187,878,790 and 184,428,472 shares issued as of December 31, 2025 and 2024, respectively; 177,268,720 and 173,818,402 shares outstanding as of December 31, 2025 and 2024, respectively	19	18
Additional paid-in capital	413,122	408,315
Treasury stock, at cost	(14,132)	(14,132)
Accumulated deficit	(207,000)	(149,812)
Total stockholders’ equity	192,009	244,389
Total liabilities and stockholders’ equity	$203,559	$263,046

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(57,188)	$(52,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,956	3,147
Amortization and accretion of investments, net	(1,562)	(3,078)
Noncash lease expense	1,963	1,639
Gain on disposal of assets, including assets held for sale	(1,221)	(2,850)
Share-based compensation	5,478	4,615
Carrying value adjustment to assets held for sale	1,590	6,464
Changes in operating assets and liabilities:
Accounts receivable	1,434	(1,883)
Prepaid expenses and other assets	2,127	(5,444)
Accounts payable	(78)	(2,865)
Accrued expenses and other liabilities	(2,628)	(3,588)
Operating lease liabilities	(2,420)	(847)
Net cash used in operating activities	(46,549)	(56,738)

Cash flows from investing activities
Purchase of property and equipment	(23,740)	(16,525)
Proceeds from sale of property and equipment	2,234	5,385
Receipt of security deposit	41	—
Purchase of investments	(46,442)	(96,253)
Proceeds from sale and maturity of investments	128,837	166,886
Net cash provided by investing activities	60,930	59,493

Cash flows from financing activities
Proceeds from exercise of common stock options	2	67
Taxes paid related to net share settlement of equity awards	(672)	(412)
Repurchase of treasury stock	—	(13,982)
Net cash used in financing activities	(670)	(14,327)

Net increase (decrease) in cash and cash equivalents and restricted cash	13,711	(11,572)
Cash and cash equivalents and restricted cash, beginning of period	9,892	21,464
Cash and cash equivalents and restricted cash, end of period	$23,603	$9,892